EXHIBIT 99.7

AVIALL, INC. 1998 DIRECTORS STOCK PLAN

20         ELECTION AGREEMENT

This Election Agreement is by and between AVIALL, INC. (“Company”), a Delaware corporation, and the undersigned director of the Company (“Director”).

In consideration of the mutual promises stated herein, the Company and the Director agree as follows:

1. Definitions; Reference to Plan. All terms not specifically defined in this Election Agreement shall have the meanings set forth in the Company’s 1998 Directors Stock Plan (“Plan”). This Election Agreement has been executed under, and is subject to the terms of, the Plan. The terms of the Plan are incorporated herein by reference in their entirety.

2. Election. The Director hereby elects to participate in the Plan and receive grants of Common Stock according to the Formula.

3. Beneficiary Designation. The Director hereby designates the following beneficiary or beneficiaries:

4. Binding Effect. This Election Agreement shall be binding upon and inure to the benefit of the Director and the Director’s heirs and personal representatives. It shall also be binding upon the Company and its successors and assigns.

5. Entire Agreement. This Election Agreement constitutes the entire agreement of the Company and the Director on the subject matter hereof.

IN WITNESS WHEREOF, the Company and the Director have signed this Election Agreement on the dates indicated below.

* * * * *

AVIALL, INC.	DIRECTOR

By:	By:
Name:	Name:
Title:
Date:	Date:

                             I elect not to participate in the Aviall, Inc. 1998 Directors Stock Plan.

Signed:
Printed Name:
Date: